UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AXIS CAPITAL HOLDINGS LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Shareholder Outreach Spring 2020

Safe Harbor Statement Statements in this presentation that are not historical facts, including statements regarding our estimates, beliefs, expecta tio ns, intentions, strategies or projections, may be “forward - looking statements” within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 19 95. We intend these forward - looking statements to be covered by the safe harbor provisions for forward - looking statements in the United States securities laws. In some cases, these statemen ts can be identified by the use of forward - looking words such as “may,” “should,” “could,” “will,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “intend,” “f orecast” or similar expressions. Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. Forward - looking statem ents contained in this presentation may include, but are not limited to, our expectations with respect to the outcomes of our strategic initiatives, our financial performance, and our co mpe nsation program enhancements. Forward - looking statements only reflect our expectations and are not guarantees of performance. Accordingly, there are or will b e important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the follow ing : 1 • the adverse impact of the recent COVID - 19 outbreak and resulting pandemic; • the cyclical nature of the insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates; • the occurrence and magnitude of natural and man - made disasters; • the impact of global climate change on our business, including the possibility that we do not adequately assess or reserve for the increased frequency and severity of natural catastrophes; • losses from war, terrorism and political unrest or other unanticipated losses; • actual claims exceeding our loss reserves; • general economic, capital and credit market conditions; • the failure of any of the loss limitation methods we employ; • the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions; • our inability to purchase reinsurance or collect amounts due to us; • the breach by third parties in our program business of their obligations to us; • difficulties with technology and/or data security; • the failure of our policyholders and intermediaries to pay premiums; • the failure of our cedants to adequately evaluate risks; • inability to obtain additional capital on favorable terms, or at all; • the loss of one or more key executives; • a decline in our ratings with rating agencies; • loss of business provided to us by our major brokers and credit risk due to our reliance on brokers; • changes in accounting policies or practices; • the use of industry catastrophe models and changes to these models; • changes in governmental regulations and potential government intervention in our industry; • failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices; • increased competition; • changes in the political environment of certain countries in which we operate or underwrite business including the United Kingdom's expected withdrawal from the European Union; • fluctuations in interest rates, credit spreads, equity securities' prices and/or currency values; • the failure to successfully integrate acquired businesses or realize the expected synergies resulting from such acquisitions; • the failure to realize the expected benefits or synergies relating to our transformation initiative; • changes in tax laws; and • the other factors including but not limited to those described under Item 1A, 'Risk Factors' and Item 7, 'Management’s Discussion and Analysis of Financial Condition and Results of Operations' included in our most recent Annual Report on Form 10 - K, filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov . You are urged to carefully consider all such factors and we note the COVID - 19 pandemic may have the effect of heightening many of the risks and uncertainties described.

Pro Lines Property Liability Marine A&H/Other Aviation Credit & Political Risk Terrorism AXIS Capital at a Glance 1 Exchange / Ticker NYSE / “AXS” Market Capitalization 1 $3.0 Billion Gross Premium Written $6.9 Billion Leading Global Underwriter - Excess and surplus lines - Property and casualty lines - Lloyd’s - U.S. professional lines - Global reinsurance AMB/S&P Financial Strength Ratings A+ / A+ Office Locations 28 Offices (2) across 3 Continents Leading Specialty Insurer and Global Reinsurer Insurance 53% Reinsurance 47% Total FY2019 GPW: $6.9 billion Specialty Cat Liability Motor Property A&H Pro Lines Insurance Reinsurance (1) Market data as of 4/22/20 (2) Includes Lloyd’s booths 2 We provide our clients and distribution partners with a broad range of risk transfer products and services, meaningful capacity and unquestioned financial strength

A Foundation for Profitable Growth 3 • Top 15 Reinsurer (#11), top 10 in E&S Property, E&S Casualty and Lloyd’s, Professional Lines • Focused approach with Top 10 or better leadership positions across many specialty lines • Top 10 status with all key distributors • Deep & long - term relationships with service providers • $2 billion+ in capital from Strategic Capital Partners • Operating model transformation on track and set to deliver run - rate $100M in net savings by end of 2020 1 • Novae integration substantially complete, operating as one leading carrier in Lloyd’s/London • AXIS has made substantial progress in shifting portfolio to deliver higher and more stable earnings • Exited roughly $350 million GPW of underperforming lines and invested in more attractive markets • Reduced catastrophe exposure and enhanced reinsurance purchases for lower volatility We are well - positioned in the markets in markets that exhibit the strongest pricing and growth opportunities: Franchise anchored in leadership positions and relevance in key markets Strong relationships with distributors and growth in strategic capital partnerships Transformation initiative continues to deliver efficiencies Rebalanced portfolio, focused on profitable growth (1) Run rate savings include Novae efficiency gains

Focused on Long-Term Value Creation

AXIS

Executing Against Our Strategy

- Significant repositioning of our insurance portfolio, most notably in the property portfolio
- Insurance pricing continues to harden in many key lines of business
- We continue our focus on increased capital efficiency and diversification in our reinsurance business
- Materially lowered the company's PML profile as of YE2019, as we continue to execute our plan to reduce volatility
- Book value per share grew 11.7% in FY2019

Loss Ratio Improvement

- Driven by:
  - Improved mix of business as well as acceleration of improvements to pricing and terms/conditions
  - Enhanced use of reinsurance, retro and strategic capital

Reported Loss Ratio



79.2%
66.6%
66.4%
FY17
FY18
FY19

Accident Year Ex-Cat Loss Ratio



63.7%
61.7%
60.6%
FY17
FY18
FY19

One-Year TSR(1)



S&P 500
Performance Peers(2)
AXIS
+31.5%
+26.7%
+18.3%
Fourth quarter performance impacted by heavy catastrophe losses related to Hurricane Dorian and typhoons in Japan
Dec-2018
Feb-2019
Mar-2019
Apr-2019
May-2019
Jun-2019
Jul-2019
Aug-2019
Sep-2019
Oct-2019
Dec-2019

(1) S&P Capital IQ. Reflects TSR including reinvestment of dividends from 31-Dec-2018 through 31-Dec-2019.
(2) Equal-weight index of 2019 performance peer companies, as disclosed on page 44 of 2020 proxy statement.

4

Aligning Executive Compensation & Performance

AXIS

Executive compensation is linked directly to metrics that create value for shareholders

<table>
<tr><th></th><th>Component</th><th>Purpose</th><th>Description</th><th>2020 Enhancements</th></tr>
<tr><td rowspan="2">Short Term</td><td>Base Salary</td><td>• Attract and retain talented executives, and reflect level of responsibility and experience</td><td>• Annual fixed-cash compensation</td><td></td></tr>
<tr><td>Annual Incentive</td><td>• Drive performance consistent with our annual financial goals</td><td>• <u>70% Operating Return on Average Common Equity (OROACE)</u>:
– Measures rate of return earned on capital and surplus
– Goal to achieve top quintile OROACE to create shareholder value
– The Committee evaluates OROACE on an ex-PGAAP basis
• <u>30% Individual Performance</u>:
– Non-financial metric accounting for individual strategic contributions to company-wide performance</td><td>• Adjusted the annual incentive mix for our CEO to increase the weighting of financial metrics from 70% to 75% and decrease the weighting of non-financial metrics to 25%</td></tr>
<tr><td rowspan="2">Long Term</td><td>PSUs</td><td>• Promote accountability and strategic long-term decision-making</td><td>• <u>100% Relative TSR over three-year performance period:</u>
– Earned according to relative performance vs. peers
<table><tr><th>Relative Percentile</th><th>Vesting</th></tr><tr><td>≥ 75th</td><td>125%</td></tr><tr><td>50th (55th starting in 2020)</td><td>100%</td></tr><tr><td>≤ 25th</td><td>75%</td></tr></table>• Decreased maximum and increased minimum payout for 2019 to lower impact of a one-time catastrophe on incentive program[1]
• Measured relative to performance peers, with expanded set of peers to better represent AXIS' global footprint</td><td>• Adjusted the weighting of PSUs from 50% to 60% and decreased the weighting of RSUs to 40% for the CEO
• Increased the target performance goal from the 50th percentile to the 55th percentile for measuring relative TSR performance
• Added a TSR governor, whereby award cannot exceed target if absolute TSR is negative</td></tr>
<tr><td>RSUs</td><td>• Foster a culture of ownership, aligning long-term interests of our executives and shareholders</td><td>• Vests ratably after four years</td><td></td></tr>
</table>

(1) On April 22, 2020 AXIS filed a current report on Form 8-K disclosing its determination to change its minimum PSU payout from 75% to 0% of the target award for its future PSU grants. In 2020, AXIS will determine the new goal range and payout scale in effect for future PSUs awards. We will give consideration to feedback received from our annual shareholder engagement process as we evolve our program.

5

Responsive to Shareholder Feedback 6 In both fall 2018 and spring 2019, management offered to engage with shareholders representing a majority of shares outstanding to obtain their views on our executive compensation and corporate governance practices What We Heard What We Did in Response (2019 Compensation) What We Are Doing in Response (2020 Compensation) Annual Incentive • Request for greater clarity and disclosure around non - financial performance metrics • Enhanced disclosure of individual performance metrics, weightings and NEO assessments in the 2020 proxy statement • Adjusted the annual incentive mix for our CEO to increase the weighting of financial metrics and decrease the weighting of non - financial metrics PSUs • Request for greater clarity and disclosure around PSU program and payout ranges based on relative TSR • Disclosed performance targets for the PSU program in the 2020 proxy statement • Adjusted the long - term incentive mix for our CEO to increase the weighting of PSUs and decrease the weighting of RSUs • Added a TSR governor, whereby award cannot exceed target if absolute TSR is negative • Increased the target performance goal for measuring relative TSR performance Director Compensation • Concern regarding the magnitude of the Chairman’s consulting agreement • Extended term of service with no additional compensation • Enhanced disclosure regarding the scope of the Chairman’s responsibilities in the 2020 proxy statement • Increased required stock ownership amount for CEO from five times to ten times his annual base salary • No consulting agreement for the Chairman - elect Planned Compensation Changes Based on Shareholder Feedback We are committed to engaging with and listening to our shareholders

Strong Compensation & Governance Practices 7 x Set robust goals, ensuring adequate stretch goals within our risk framework x Link performance metrics to strategy to support shareholder value x Provide appropriate mix of fixed and variable pay to reward Company, business unit and individual performance x Retain downward discretion of incentive awards by our Compensation Committee x Balance equity awards between performance - vesting and time - vesting awards over 3 - and 4 - year periods x Maintain robust stock ownership guidelines x Maintain a Clawback Policy x Retain an independent compensation consultant  No hedging or pledging of AXIS stock  No individual executive retirement plans  No excessive executive perquisites  No excise tax gross - ups upon change of control or termination  No single - trigger vesting of equity - based awards upon change in control x Engage in regular shareholder outreach x Independent lead director x Regular Board and Committee self - evaluation process x Shareholders holding 10% or more of outstanding stock have the right to call a special meeting x Majority vote standard for election of directors x Majority independent Board and fully independent Audit, Compensation and Corporate Governance and Nominating Committees  No stockholder rights plan (“poison pill”)  No director “overboarding” − None of our directors serve on the board of directors of more than three other publicly - held corporations What We Do Compensation Practices What We Don’t Do Governance Practices We welcome investor feedback on our compensation & governance practices

Highly Qualified Board Provides Effective Oversight

Albert A. Benchimol ★ ***President and CEO***	**Michael A. Butt** ★ ***Chairman of the Board***	**Charles A. Davis** CEO of Stone Point Capital LLC	**Anne Melissa Dowling** Former Director of Insurance for State of Illinois
Christopher V. Greetham Former Chief Investment Officer of XL Capital Ltd.	**Elanor R. Hardwick** Chief Digital Officer of UBS	**Thomas C. Ramey** Former Chairman and President of Liberty International	**Henry B. Smith** ★ ***Lead Independent Director*** Former CEO of the Bank of Bermuda Ltd.
Barbara A. Yastine Former Chair, President and CEO of Ally Bank	**Wilhelm Zeller** Former Chairman of the Executive Board of Hannover Re	**Lizabeth H. Zlatkus** Former CFO and Chief Risk Officer of The Hartford Financial Services Group	

Experienced and Qualified Directors

	Benchimol	Butt	Davis	Dowling	Greetham	Hardwick	Ramey	Smith	Yastine	Zeller	Zlatkus
Public Company	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Digital						✓			✓		
Insurance	✓	✓	✓	✓	✓		✓		✓	✓	✓
Reinsurance	✓	✓	✓		✓					✓	
Finance	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
International	✓	✓	✓		✓	✓	✓	✓		✓	✓
Banking	✓		✓	✓	✓			✓	✓		
Legal/Regulatory				✓							

Note: This summarizes the directors continuing in office. Robert Friedman and Maurice Keane will retire effective May 7, 2020.

Board is Committed to Thoughtful Refreshment

- Board evaluation process is focused on ensuring director skills, experiences and expertise align with evolution of company strategy and facilitate proper oversight
- Emphasized importance of diversity to search firm assisting with identification of potential board candidates
- Recently added directors bring deep financial and industry expertise, regulatory experience, innovative thinking and strategic perspective


36%
Women

8

Furthering Our Commitment to Corporate Social Responsibility

AXIS

AXIS has long been a values-based organization and in 2019, we significantly scaled up our efforts by launching a formalized corporate social responsibility program, overseen by the Corporate Governance and Nominating Committee

ENVIRONMENTAL

Enhancing practices to help ensure a more sustainable future

- Formed climate change working group, tasked with assessing climate-related risks and opportunities
- Adopted a policy concerning thermal coal/oil sands related underwriting and investment
- Conducting GHG/carbon footprint assessment
- Working on aligning our climate-related disclosures using Sustainability Accounting Standards Board principles

ADVOCACY

Using our position to advance issues that align with our values

- Sponsored successful symposium in November 2019 on climate risk in partnership with U of IL
- Published ongoing climate risk thought leadership
- Member of UN-backed Insurance Development Forum; Participant - Steering Committee, Sovereign & Humanitarian Solutions Working Group
- Sponsored Dive In Festival, industry's global D&I event and published ongoing D&I thought leadership

PHILANTHROPY

Supporting charitable causes that align with our values

- Committed $1 million donation to support COVID relief efforts
- Established Global Philanthropy Committee to coordinate and streamline giving across AXIS
- Established local committees in nearly all offices to oversee local volunteering, and spearhead local COVID-19 giving

DIVERSITY & INCLUSION

Accelerating our initiatives in 2020 through multi-pronged efforts

- Working to develop metrics to understand D&I numbers and create benchmarks for, e.g., diverse hiring
- Conducting executive development program for high-potential diverse candidates
- Increased D&I-related questions on employee engagement survey
- Crafting a supplier diversity policy for rollout in Q2
- Developed a diversity council

9

We Ask for Your Support at Our 2020 Annual Meeting FOR All Director Nominees FOR Advisory Vote on Executive Compensation FOR Ratification of Auditor